                                                                    Exhibit 10.6

                                    SUBLEASE

     THIS SUBLEASE ("Sublease"), dated December 10, 1996 for reference purposes only, is entered into by and between SEOCAL INCORPORATED, a California corporation ("Seocal") and WEBTV NETWORKS, INC. a California corporation, ("WebTV").

                                    RECITALS

     A. Seocal leases certain premises located at 361 Lytton Avenue, Palo Alto, California, from First Nationwide Bank, a Federal Savings Bank ("First Nationwide") pursuant to that certain Sublease dated August 2, 1996 (the "First Nationwide Sublease"), as more particularly described therein (the "Premises"). First Nationwide leases the Premises from Lytton Partners ("Prime Landlord") pursuant to a lease dated December 8, 1987 ("Prime Lease"). Capitalized terms used but not defined herein have the same meanings as they have in the First Nationwide Sublease.

     B. Seocal desires to sublease a portion of the Premises to WebTV, and WebTV desires to sublease a portion of the Premises from Seocal on the terms and provisions hereof.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Seocal and WebTV covenant and agree as follows:

                                   AGREEMENT

     1. SUBLEASED PREMISES. On and subject to the terms and conditions below, Seocal hereby leases to WebTV, and WebTV hereby leases from Seocal those certain premises located on the first floor of the building (the "Building") located at 361 Lytton Avenue, Palo Alto, California and described in Exhibit A (the "Subleased Premises"). The Subleased Premises contain approximately 2900 square feet.

     2. TERM. This Sublease shall commence on the earlier of (a) December 1, 1996 or (b) that date upon which WebTV takes possession of the Premises for the purpose of conducting its business (the "Commencement Date") and shall expire, at 11 :59 p.m. on July 31, 1998.

     3. RIGHT OF EARLY ENTRY. Provided the Prime Landlord and First Nationwide have consented to this Sublease, WebTV shall have the right to enter the Subleased Premises prior to the Commencement Date to prepare for its occupancy of the Subleased Premises, including the installation of its trade fixtures, furnishings and telephone and computer equipment. Any such installations, refurbishments and other alterations shall comply with all requirements of the Prime Lease and Sublease; and such early entry shall be subject to all of the terms and conditions of this Sublease, except that
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WebTV shall not be required to pay any rent on account thereof. WebTV shall indemnify, defend and protect Seocal, Prime Landlord and First Nationwide from and against any and all claims, liabilities, costs, damages, actions, losses and expenses, including but not limited to attorneys' fees, arising from, relating to or in connection with WebTV's exercise of its rights under this Section 3.

     4. POSSESSION. If for any reason Seocal cannot deliver possession of the Subleased Premises to WebTV on the Commencement Date, Seocal shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of WebTV hereunder or extend the term hereof.

     5. RENT. Commencing on the Commencement Date and thereafter on the first day of each month awing the term of this Sublease, WebTV shall pay rent ("Rent") to Seocal. From the Commencement Date through July 31, 1997, Rent shall be Eight Thousand Eight Hundred Forty Five Dollars ($8845.00) per month. From August 1, 1997 through July 31, 1998, Rent shall be Nine Thousand Two Hundred Eighty Dollars ($9280.00) per month. Rent shall be payable to Seocal in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof. All Rent shall be paid to Seocal at the address specified for notice to Seocal in Section 13, below. If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a thirty day calendar month. It is the intention of the parties hereto that the foregoing Rent shall constitute gross rent (fully serviced) and WebTV shall not be liable for any additional rent, operating charges, insurance, maintenance or taxes, except utilities, which WebTV shall pay in accordance with Section 8 below.

     6. CONDITION OF SUBLEASED PREMISES. WebTV has used due diligence in inspecting the Subleased Premises and agrees to accept the Subleased Premises in "as-is" condition and with all faults as of the date of WebTV's execution of this Sublease, without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Seocal to modify, improve or otherwise prepare the Subleased Premises for WebTV's occupancy except as otherwise provided in Section 7 hereof. By entry hereunder, WebTV accepts the Subleased Premises in their present condition and without representation or warranty of any kind by Seocal. WebTV hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and all rights to make repairs at the expense of Seocal as provided in
Section 1942 of said Civil Code.

     7. TENANT IMPROVEMENTS. Seocal agrees to remove the existing teller line and bank vault door from the Subleased Premises prior to the Commencement Date, and to repair the carpet. Except as provided in the foregoing sentence, Seocal shall have no obligation to make any improvements or alterations to the Subleased Premises.

8. UTILITIES. During the term of this Sublease, WebTV shall contract in its own name and promptly pay directly to the utility companies all charges for utilities, including electricity, gas, fuel, telephone and any other services or utilities used on the Subleased Premises.

     9. USE. WebTV may use the Subleased Premises only for general office purposes and any lawful use incidental thereto, and for no other purpose. WebTV shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Subleased Premises, including but not limited to the use thereof. WebTV shall not use or permit the use of the Subleased Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Prime Lease and First Nationwide Sublease.

10. INCORPORATION OF SUBLEASE.

          (a) All of the terms and provisions of the First Nationwide Sublease, except as provided in subsection (b) below, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the First Nationwide Sublease are hereby imposed upon the parties hereto with respect to the Subleased Premises, Seocal being substituted for the "Sub-Landlord" in the First Nationwide Sublease, and WebTV being substituted for the "Subtenant" in the First Nationwide Sublease. It is further understood that where reference is made in the First Nationwide Sublease to the "Premises," the same shall mean the Subleased Premises; where reference is made to the "Commencement Date," the same shall mean the Commencement Date; and where reference is made to "this Sublease," the same shall mean this Sublease. To the extent any of the provisions of the First Nationwide Sublease may conflict or be inconsistent with the provisions of any other paragraph of this Sublease, as to the parties of this Agreement, the provisions of this Sublease shall prevail and control.

          (b) The following Sections of the First Nationwide Sublease are not incorporated herein: Sections 3, 4, 5, 7, 9, 14, and 15.

          (c) WebTV hereby assumes and agrees to perform for Seocal's benefit, during the term of this Sublease, all of Seocal's obligations with respect to the Subleased Premises under the First Nationwide Sublease, except as otherwise provided herein. WebTV shall not commit or permit to be committed any act or omission which violates any term or condition of the First Nationwide Sublease or the Prime Lease.


     11. INSURANCE. WebTV shall be responsible for insuring its personal property, tenant improvements and equipment in the amount of their full replacement value and shall maintain comprehensive general liability insurance in the amount of $2,000,000 per occurrence respecting the use and occupancy of the Subleased Premises.
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Such insurance shall insure the performance by WebTV of its indemnification obligations hereunder and shall name Prime Landlord, First Nationwide and Seocal as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to WebTV and Seocal before cancellation or change in the coverage, people or amount of any policy. WebTV shall provide Seocal with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

     12. DEFAULT. In addition to defaults contained in the First Nationwide Sublease and the Prime Lease, failure of WebTV to make any payment of Rent when due hereunder shall constitute an event of default hereunder.

     13. NOTICES. The addresses specified in the First Nationwide Sublease for receipt of notices to each of the parties are deleted and replaced with the following:

 To Seocal at: Seocal Incorporated
               361 Lytton Avenue
               Palo Alto, CA
               Attn: Cheryl Lathrop

 With copy to: Cooley Godward LLP
               5 Palo Alto Square
               3000 El Camino Real
               Palo Alto, CA 94306
               Attn: Toni P. Wise

 To WebTV at:  WebTV Networks, Inc.
               305 Lytton Avenue
               Palo Alto,CA 94301
               Attn: Valerie Gardner

  14.  SEOCAL'S
OBLIGATIONS.


          (a) To the extent that the provision of any services or the performance of any maintenance or any other act is the responsibility of First Nationwide (collectively "First Nationwide Obligations"), upon WebTV's request, Seocal shall make reasonable efforts to cause First Nationwide to perform such First Nationwide Obligations, provided, however, that in no event shall Seocal be liable to WebTV for any liability, loss or damage whatsoever in the event that First Nationwide should fail to perform the same, nor shall WebTV be entitled to withhold the payment of Rent or terminate this Sublease. It is expressly understood that the services and repairs which are incorporated herein by reference, including but not limited to, cleaning, painting, window washing, or other services will in fact be furnished by Prime Landlord and/or First Nationwide, and not by Seocal, except to the extent otherwise provided in the First Nationwide Sublease. In addition, Seocal shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or Subleased Premises, other than its obligation hereunder to use reasonable efforts to cause First Nationwide to perform its obligations under the First Nationwide Sublease.

          (b) To the extent that the provision of any services or the performance of any maintenance or any other act is the responsibility of Prime Landlord (collectively "Prime Landlord Obligations"), upon WebTV's request, Seocal shall use reasonable efforts to cause First Nationwide to enforce the Prime Landlord's obligations under the Prime Lease for the benefit of WebTV; provided, however, that in no event shall Seocal be liable to WebTV for any liability, loss or damage whatsoever in the event that Prime Landlord should fail to perform the same, nor shall WebTV be entitled to withhold the payment of Rent or terminate this Sublease.

          (c) Except as otherwise provided herein, Seocal shall have no other obligations to WebTV with respect to the Subleased Premises or the performance of the First Nationwide Obligations or Prime Landlord Obligations.

     15. EARLY TERMINATION OF SUBLEASE. If, without the fault of Seocal or WebTV, the Sublease should terminate prior to the expiration of this Sublease, neither party shall have any liability to the other party. To the extent that the First Nationwide Sublease grants Seocal any discretionary right to terminate the Sublease, whether due to casualty, condemnation, or otherwise, Seocal shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

     16. CONSENT OF FIRST NATIONWIDE AND SEOCAL. If WebTV desires to take any action which requires the consent or approval of Seocal pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein,
(a) Seocal shall have the same rights of approval or disapproval as First Nationwide has under the First Nationwide Sublease, (b) WebTV shall not take any such action until it obtains the consent of both Seocal and First Nationwide and
(c) WebTV shall request that Seocal obtain First Nationwide's consent on WebTV's behalf, unless Seocal agrees that WebTV may contact First Nationwide directly with respect to the specific action for which First Nationwide's consent is required. This Sublease shall not be effective unless and until any required written consent of the First Nationwide and Prime Landlord shall have been obtained.

     17. BROKERS. Each party hereto represents and warrants that it has dealt with no broker, in connection with this Sublease and the transactions contemplated herein. Each party shall indemnify, protect, defend and hold the other party harmless from- all



                                 S.

costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

     18. SECURITY DEPOSIT. Upon execution of this Sublease, WebTV shall deposit with Seocal the sum of Eight Thousand Eight Hundred Forty Five Dollars ($8845.00) as a security deposit ("Security Deposit"). If WebTV fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Seocal may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Seocal may become obligated by reason of WebTV's default or breach, or for any loss or damage sustained by Seocal as a result of WebTV's default or breach. If Seocal so uses any portion of the Security Deposit, WebTV shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Seocal's written demand. Seocal shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Seocal, shall be returned to WebTV within thirty (30) days of the expiration or earlier termination of this Sublease.

     19. SURRENDER OF SUBLEASED PREMISES. Upon the expiration or earlier termination of this Sublease, WebTV shall surrender the Subleased Premises in the same condition as they were in on the Commencement Date, except for ordinary wear and tear.

  "SEOCAL"                          "WEBTV"
  SEOCALINCORPORATED                WEBTV, INC

                                    BY:

December 20, 1996

Seocal Incorporated
361 Lytton Avenue
Palo Alto, CA 94301
Attn: Cheryl Lathrop, President
Re: Consent to Sub-Sublease with Web TV Networks, Inc./361 Lytton Avenue, Palo Alto, California (the "Building")

Dear Ms. Lathrop:

This Letter Agreement is delivered in response to your request for consent from 361 Lytton Partners, a California limited partnership ("Landlord") to a sub-sublease (the "Sublease") by and between Seocal Incorporated ("Sublessor") and Web TV Networks, Inc. ("Sublessee"). The Sublease shall be made under and subject to the terms and conditions of that certain Lease (the "Original Lease") dated December 8, 1987, by and between Landlord and the predecessors in interest of First Nationwide Bank ("Tenant'), which currently holds the lessee's interest under the Original Lease, respecting the premises located at 361 Lytton Avenue, Palo Alto, California, as more particularly described in the Original Lease. The Original Lease has been amended by that certain: (i) Amendment to Lease dated effective as of September 17, 1991, by and between Landlord and Tenant's predecessors in interest, (ii) Second Amendment to Lease dated February 20, 1992, by and between Landlord and Tenant's predecessors in interest, and (iii) Third Amendment to Lease dated effective as of January 24, 1995, by and between Landlord and Tenant. The Original Lease and the amendments described above shall be collectively referred to herein as the "Lease." Tenant has entered into that certain Sublease Agreement with Sublessor (the "Master Sublease") by which Sublessor subleases 3400 square feet of the building from Tenant. The Sublease shall also be made under and subject to the Master Sublease. The premises subject to the Sublease (the "Premises") consist of approximately 2,900 square feet located on the ground floor of the Building.

     1. Consent. Landlord hereby consents to the Sublease by and between Sublessor and Sublessee, on the terms set forth in that certain Sublease dated December 10, 1996, executed by Sublessor and Sublessee, a copy of which was delivered to Landlord, subject to the terms and conditions set forth in this Letter Agreement, including the following:

          (a) Landlord's consent set forth herein shall not be a consent to any further assignment or subletting by Tenant, Sublessor or Sublessee;

          (b) Neither Tenant nor Sublessor shall be released from any liability or obligation of Tenant or Sublessor under the Lease or the Master Sublease, respectively;

SeocalIncorporated
December 20, 1996
Page 2

          (c) Tenant, Sublessor and Sublessee each acknowledge and agree Tenant's option to extend the term of the Lease set forth in Paragraph 55 of the Original Lease (as mod)ifide by the Paragraph 2 d. of the Amendment to Lease, Paragraph 4 of the Second Amendment to Lease and Paragraph 4 of the Third Amendment to Lease ) was terminated by the Letter Agreement dated October 16, 1996, by and among Landlord, Tenant and Sublessor, with the result that the term of the Lease, the Master Sublease and the Sublease shall each expire July 31, 1998;

          (d) Tenant, Sublessor and Sublessee acknowledge and agree Tenant's right of first refusal set forth in Paragraph 56 of the Original Lease was terminated by the Letter Agreement described in Paragraph 1(c) above; and

          (e) Landlord shall not be bound by or obligated to perform any of the provisions of the Sublease, and no contractual relationship, privily of estate or similar relationship shall be created between Landlord and either Sublessor or Sublessee as a result of the Sublease or this Letter Agreement, except to the extent expressly set forth herein.

     2. Payments After Default. In the event of any default by either Tenant or Sublessor under the Lease or the Master Sublease, as applicable, Landlord may deliver written notice of such default to Sublessee and require that all future payments or performance due Tenant or Sublessor under the Master Sublease or the Sublease, respectively, be delivered directly to, or performed for the benefit of, Landlord, and Sublessor hereby releases Sublessee from any claims for payments which Sublessee delivers to Landlord in accordance with any such written notice.

     3. Commissions. Landlord shall have no obligation to pay any real estate commission in connection with the transaction contemplated by the Sublease, and Sublessor and Sublessee shall indemnify, defend and hold Landlord harmless from any claim or expense incurred by or asserted against Landlord in connection with commissions payable with respect to the Sublease.

     4. Modification to Premises. Landlord acknowledges that Sublessor and/or Sublessee, at their sole cost, desire to perform certain modifications to the Premises in order to accommodate the transaction contemplated by the Sublease. Sublessor and/or Sublessee shall deliver reasonably detailed plans and specifications for the desired mod)ifictions to Landlord for its review. If Landlord approves thereof, Sublessor and/or Sublessee shall also deliver to Landlord a copy of the building permit authorizing construction of the approved improvements to the Premises. Sublessor and/or Sublessee shall provide Landlord with a minimum of ten (10) days prior written notice before the commencement of the approved improvements in order to permit Landlord to post notices of non-responsibility in the Premises in accordance with applicable law. Landlord shall require the removal of the improvements which Sublessor and/or Sublessee install in the Premises and restoration of the Premises to the condition existing prior to the installation of such improvements on or before the expiration or earlier termination of the Lease, the Master Sublease and the Sublease. Notwithstanding the immediately preceding sentence, such restoration shall not include replacement of the existing teller line and bank vault door which Sublessor shall remove pursuant to Paragraph 7 of the Sublease.

Seocal Incorporated
December 20, 1996
Page 3

Upon Landlord's receipt of four copies of this Letter Agreement which have been fully executed by Tenant, Sublessor and Sublessee, Landlord shall execute this Letter Agreement and return one fully executed copy to each of the other parties hereto. The fully executed copies may be sent to Landlord for Landlord's execution care of Ventana Property Services, 259 University Avenue, Suite 208, Palo Alto, California 94301, Attn: Gem Escano.

Very truly yours,

361 LYTTON PARTNERS, a California limited partnership

By: Ventana Property Services, Inc., its authorized agent

By:

Its:

The undersigned Tenant, Sublessor and Sublessee hereby agree to the terms and conditions of the Landlord's consent to Sublease set forth above in this Letter Agreement.

                               TENANT:
                               First Nationwide Bank a Federal Savings Bank

  Date:                        By:
  ____________________________ Its:

                               Seocal Incorporated, a California Corporation
  Date:                        By:
  ____________________________ Its:

  Date:
                               Web TV Network, Inc.
                               By:
                               Its: